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                                                              EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

                 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Amcast Industrial Corporation with respect to the Non-Employee Directors Stock Compensation Plan of our report dated October 10, 1995 with respect to the consolidated financial statements and schedule of Amcast Industrial Corporation included in its Annual Report (Form 10-K) for the year ended August 31, 1995, filed with the Securities and Exchange Commission.


Dayton, Ohio                                      /s/ ERNST & YOUNG LLP
January 9, 1996